UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary proxy statement

☐
Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒
Definitive proxy statement

☐
Definitive additional materials

☐
Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Titan Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)
Amount previously paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held January 23, 2019
To the Stockholders of Titan Pharmaceuticals, Inc.:
A special meeting of stockholders of Titan Pharmaceuticals, Inc. (the “Company,” “our company,” “Titan,” “we,” “our,” or “us”) will be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Wednesday, January 23, 2019 at 9:00 a.m. local time for the following purposes:
•
to approve an amendment to our certificate of incorporation to effect a reverse split of our common stock within a range from 1-for-3 to 1-for-6, with the exact ratio to be determined by our board of directors (the “Reverse Split”);

•
to approve a reduction in the exercise price of outstanding options held by our employees (other than our named executive officers) and consultants under our various equity incentive plans with current exercise prices in excess of  $3.50 per share to 110% of the higher of  (i) the average daily volume weighted average closing price of our common stock on The Nasdaq Stock Market during the 20 trading days immediately preceding the date of the special meeting; and (ii) the closing price on the date of the special meeting (the “Option Repricing”);

•
to approve an amendment to our 2015 Omnibus Equity Incentive Plan (the “2015 Plan”) to increase the number of shares authorized for issuance thereunder from 3,500,000 to 10,000,000 (the “Plan Amendment”); and

•
to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on December 19, 2018 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.
You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.
PLEASE NOTE THAT, UNLESS OTHERWISE STATED, ALL SHARE AMOUNTS AND EXERCISE PRICES SET FORTH IN THIS PROXY STATEMENT, INCLUDING WITH RESPECT TO THE OPTION REPRICING AND PLAN AMENDMENT, DO NOT GIVE EFFECT TO THE REVERSE SPLIT.
IMPORTANT
Please note, if your shares are held in street name, your broker, trust, bank or other nominee holder cannot vote your shares on the approval of the Option Repricing or Plan Amendment unless you direct the nominee holder how to vote by marking your form of proxy and returning it as instructed.
By Order of the Board of Directors,
Marc Rubin, M.D.
Executive Chairman of the Board
December 20, 2018

TITAN PHARMACEUTICALS, INC.
400 Oyster Point Boulevard, Suite 505
South San Francisco, California 94080
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of our board of directors (“Board”) for use at a special meeting of stockholders to be held at our executive offices at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on Wednesday, January 23, 2019 at 9:00 a.m. local time, and any adjournment thereof.
The purpose of the three separate proposals to be voted upon by stockholders at the special meeting is to better position us as we continue our transition from a research and development company to a commercial enterprise and implement our strategy for a full relaunch of our first U.S. Food and Drug Administration (“FDA”) approved product, Probuphine® (buprenorphine) implant, a six month maintenance treatment for opioid addiction.
In May 2018, we reacquired U.S. and Canadian commercialization rights to Probuphine from our licensee following what we concluded was a failed commercial launch of the product. Since the reacquisition of Probuphine, our top priority has been positioning our company for a successful product relaunch. We have begun building a strong foundation for our commercial infrastructure, including the retention of an accomplished and focused team with expertise in sales, marketing, supply chain logistics, regulatory compliance and third party payer and medical access. In addition, we have established a medical affairs, drug safety and compliance team to oversee the training and physician support necessary for our sales and marketing efforts. We will also be responsible for the conduct of the Phase 4 clinical trials required by the FDA as part of its approval of Probuphine. In order to fund these activities, in September 2018 we undertook an underwritten public offering that, together with subsequent exercises of warrants sold in the offering, provided net proceeds to us of approximately $13.0 million through the Record Date.
While our primary focus is on our Probuphine commercialization efforts, we are continuing to pursue, as funds permit, opportunities to expand the applications for our ProNeura™ platform technology. In September 2018, we were awarded a two-year $6.7 million grant from the National Institutes of Health’s National Institute on Drug Abuse for the development of a ProNeura based six-month implantable formulation of Nalmefene, an opioid antagonist. The grant provides approximately $2.7 million for the project through August 31, 2019 with the balance to be funded over the subsequent year, subject to satisfactory project progress, fund availability and certain other conditions, including a 50% matching fund requirement by Titan. Work on our other product research and development programs will also depend on our ability to raise additional financing to fund these efforts.
We believe approval of each of the three proposals described in this proxy statement is critical to our ability to implement our business plan. The Reverse Split will enable us not only to regain compliance with Nasdaq’s $1.00 minimum bid price requirement, but to undertake additional financings in the future to the extent necessary to support our commercial and product development efforts. The Option Repricing will provide those employees and consultants who have been with us for many years and hold substantially underwater options dating back to May 2009 to participate along with our stockholders and new employees and consultants in the success we hope and expect to achieve as we implement our commercial strategy and expand our product pipeline. No options held by our named executive officers or directors will be repriced. Lastly, equity incentive awards will continue to be an integral part of our compensation policy, helping us to hire and retain the employees, consultants and management personnel that we will continue to need to accomplish our business goals. The public offering and subsequent warrant exercises resulted in an approximately 56.8 million share increase in our outstanding common stock as of the Record Date, which together with the additional 34.3 million remaining “in-the-money” public offering warrants, amounts to approximately 112.3 million shares. The Plan Amendment will bring our equity incentive pool for the Incentive Plans to approximately 9% of our adjusted outstanding, well in line with market parameters for companies with our current capital structure, and will assist us as we compete for highly trained personnel in an increasingly competitive employment landscape.

We urge our stockholders to review the information set forth in this proxy statement, particularly under the headings “Proposal No. 1. Approval of the Reverse Split,” “Proposal No. 2. Approval of the Option Repricing” and “Proposal No. 3. Approval of the Plan Amendment.”
SOLICITATION OF PROXIES
We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of  $15,000, plus reimbursement of expenses.
We mailed these proxy materials on or about December 20, 2018 to our stockholders of record and beneficial owners as of December 19, 2018, the record date for the meeting.
GENERAL INFORMATION ABOUT VOTING
Record Date
Only the holders of record of our common stock at the close of business on the record date, December 19, 2018 (the “Record Date”), are entitled to notice of and to vote at the meeting. On the Record Date, there were 77,974,644 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.
Quorum
Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the annual meeting will constitute a quorum for purposes of voting on a particular matter at the annual meeting. Once a share is represented for any purpose at the annual meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. If a quorum is not present, the annual meeting will be adjourned until a quorum is obtained.
Voting
When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:
•
FOR approval of the Reverse Split;

•
FOR approval of the Option Repricing;

•
FOR approval of the Plan Amendment; and

•
in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Votes Required for Approval
Assuming the presence of a quorum at the annual meeting:
•
The approval of the amendment to our certificate of incorporation to effect the Reverse Split requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to be voted at the meeting. Abstentions are not treated as votes cast, and therefore will have the effect of a vote against this proposal.

•
The approval of the Option Repricing and the Plan Amendment require the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote on the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on these proposals.

Broker Non-Votes
A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder (i) has not received instructions from the beneficial owner and (ii) does not have discretionary voting power for that particular item.
If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items (those shares are treated as “broker non-votes”). If you are a beneficial owner, your broker, bank, or other holder of record has discretion to vote your shares on the proposal to approve the Reverse Split. However, such holder of record may not vote your shares on the proposals to approve the Option Repricing or the Plan Amendment without your voting instructions on those proposals. Accordingly, without your voting instructions on those proposals, a broker non-vote will occur.
We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the annual meeting.
Revocability of Proxies
You may revoke any proxy given in response to this solicitation by notifying the Company in writing at the above address, attention: Corporate Secretary by 5 p.m. on January 22, 2019, or by voting a subsequent proxy or in person at the annual meeting. Attendance by a stockholder at the meeting does not alone serve to revoke a proxy. If a broker, trust, bank or other nominee holds your shares, please follow the instructions you receive from that person.
Delivery of Documents to Stockholders Sharing an Address
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Controller either by calling 1-650-989-2268 or by mailing a request to 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.
***
If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the numbers listed below:
INNISFREE M&A INCORPORATED
Stockholders call toll free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

PROPOSAL NO. 1

APPROVAL OF THE REVERSE SPLIT
General
Our Board has approved, subject to stockholder approval, an amendment to our certificate of incorporation to effect a Reverse Split of our issued and outstanding common stock within a range from 1-for-3 to 1-for-6. The primary reasons for the Reverse Split are (i) to enable us to regain compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and (ii) to provide additional shares for issuance in connection with future financing and other business purposes.
The form of the proposed amendment to our certificate of incorporation to effect the Reverse Split will be substantially as set forth on Appendix A (subject to any changes required by applicable law). If approved by our stockholders, the Reverse Split proposal would permit (but not require) our Board to effect the Reverse Split at any time prior to January 25, 2019 by a ratio of not less than 1-for-3 and not more than 1-for-6, with the exact ratio to be set within this range as determined by our Board in its sole discretion. We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, following the receipt of stockholder approval, our Board may consider, among other things, factors such as:
•
Nasdaq’s minimum bid price requirement;

•
the historical trading price and trading volume of our common stock;

•
the number of shares of our common stock outstanding;

•
the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and

•
prevailing general market and economic conditions.

Our Board reserves the right to elect to abandon the Reverse Split, including any or all proposed Reverse Split ratios, if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of Titan and its stockholders. The amendment to our certificate of incorporation to effect the Reverse Split, if any, will include only the Reverse Split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.
Unless specifically stated, share amounts and share prices have not been adjusted in this proxy statement to give effect to the proposed Reverse Split.
Reasons for the Reverse Split
Our common stock is currently quoted on the Nasdaq Capital Market. On August 15, 2018, we received a letter from the Listing Qualifications staff of Nasdaq notifying us that we were no longer in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed companies to maintain a minimum bid price of  $1.00 per share. The letter noted that the bid price of our common stock was below $1.00 for the 30-day period ending August 14, 2018. The notification letter advised us that we had 180 days, or until February 11, 2019, to regain compliance with the minimum bid price requirement by having a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. Our goal, through the Reverse Split, is to increase our stock price so that it enables us to satisfy the minimum bid price requirement within the timeframe allotted by Nasdaq.
On the Record Date, after giving effect to shares that are reserved for issuance pursuant to outstanding warrants and the 2015 Plan, we had only 3,503,971 shares of common stock available for issuance under our current certificate of incorporation. In the future, we will need to raise additional funds in order to complete the three Phase 4 clinical trials required by the FDA as part of its approval of Probuphine, as well as to fund our research and development programs. Because the Reverse Split will result in a reduction in the total share count of our outstanding securities, including those underlying our equity incentive plans, but will not affect the total number of shares of common stock authorized by the certificate of incorporation, the Reverse Split will result in an increase in the number of shares available for issuance in connection with future financing efforts, as well as any potential business or product acquisitions that we might wish to pursue in the future. See the discussion under “Effect on Authorized but Unissued Shares of Common Stock” for a more detailed discussion.
Certain Risks Associated with the Reverse Split
There are numerous factors and contingencies that could affect our stock price following the proposed Reverse Split, including the status of the market for our stock at the time, our reported results of operations in future periods, and general economic, market and industry conditions. Accordingly, the market price of our common stock may not be sustainable at the direct arithmetic result of the Reverse Split. If the market price of our common stock declines after the Reverse Split, our total market capitalization (the aggregate value of all of our outstanding common stock at the then existing market price) after the split will be lower than before the split.
The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock on a post-split basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.
Effect on Holders of Outstanding Common Stock
Depending on the ratio for the Reverse Split determined by our Board, a minimum of three and a maximum of six shares of existing common stock (“Old Shares”) will be combined into one new share of common stock (“New Shares”). The table below shows, as of the Record Date, the number of outstanding shares of common stock that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):
Reverse Split Ratio	Approximate Number of New Shares Following the Reverse Split
1-for-3	25,991,548
1-for-4	19,493,661
1-for-5	15,594,928
1-for-6	12,995,774
The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in Titan, except that as described below in “Fractional Shares,” record holders of Old Shares otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number.
After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our common stock will continue to be listed on Nasdaq under the symbol “TTNP”, subject to our continued compliance with Nasdaq’s requirements for continued listing, including the minimum bid price and minimum stockholders’ equity requirements.
Holders of Common Stock (i.e. stockholders who hold in street name)
Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)
Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock, subject to adjustment for treatment of fractional shares.
Holders of Certificated Shares of Common Stock
Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such Stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled to as a result of the Reverse Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Fractional Shares
No scrip or fractional share certificates will be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible will be entitled, upon surrender of certificate(s) representing these shares, to a number of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.
Effect on Options, Warrants, Convertible Notes and Shares Reserved for Issuance under Equity Compensation Plans
All outstanding options and warrants to purchase shares of our common stock as well as the number of shares issuable upon conversion of outstanding convertible notes and those available for issuance under the 2015 Plan will be adjusted proportionately as a result of any Reverse Split. Holders of options, warrants and convertible notes, who upon exercise of their options or warrants or conversion of their notes would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of common stock not evenly divisible by the Reverse Split ratio determined by the Board, will receive a number of shares of common stock rounded up to the nearest whole number.

The table below shows, as of the Record Date, the number of shares of common stock underlying options, warrants and convertible notes that would result from the listed hypothetical Reverse Split ratios (without giving effect to the treatment of fractional shares):
Reverse Split Ratio	Approximate Number of Underlying Shares Following the Reverse Split
1-for-3	14,293,461
1-for-4	10,720,096
1-for-5	8,576,077
1-for-6	7,146,730
In addition, the number of shares of common stock authorized for issuance under the 2015 Plan, as such amount may be increased as a result of approval of the Plan Amendment, will be reduced based on the Reverse Split ratio. Because we have previously undertaken not to issue additional shares under our prior equity incentive plans, the Reverse Split will not have any impact on the availability of shares under such plans.
Effect on Authorized but Unissued Shares of Common Stock
Currently, we are authorized to issue up to a total of 125,000,000 shares of common stock. On the Record Date, there were outstanding: (i) 77,974,644 shares of our common stock, (ii) warrants to purchase 35,776,669 shares of our common stock issued with a weighted average exercise price of  $0.34, (iii) options to purchase 3,977,400 shares of our common stock with a weighted average exercise price of  $3.00 and (iv) debt convertible into 3,126,316 shares of common stock at a weighted average conversion price of $0.97. This leaves only 4,144,971 shares of our authorized common stock available for future issuance, both for equity financings and equity compensation.
Implementation of the Reverse Split would not change the total authorized number of shares of common stock. However, the reduction in the issued and outstanding shares, and the corresponding adjustment of shares issuable pursuant to warrants and options, which would be decreased by a factor of between three and six, would provide more authorized shares available for future issuance. Because holders of our common stock have no preemptive rights to purchase or subscribe for any unissued stock of our company, the issuance of additional shares in the future of authorized common stock that will become newly available as a result of the implementation of the Reverse Split will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of common stock.
We expect to issue additional equity capital in the future to support Probuphine commercial operations and our research and development programs. The additional available shares that the proposed Reverse Split will provide will allow us to pursue any such financing. However, with the exception of the reservation of additional shares underlying the 2015 Plan, if the Plan Amendment is approved by our stockholders at the special meeting, there are no specific plans, arrangements, agreements or understandings regarding the issuance of any of the authorized shares that will become available upon completion of the Reverse Split.
Accounting Matters
The amendment to our certificate of incorporation will not change the par value of our common stock, which will remain at $0.001. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Split ratio (for example, in a one-for-5 Reverse Split, the stated capital attributable to our common stock will be reduced to one-fifth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares outstanding. The Reverse Split will not affect total stockholders’ equity on our balance sheet.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT.

PROPOSAL NO. 2
APPROVAL OF THE OPTION REPRICING
General
On November 30, 2018, the Board adopted, subject to the receipt of stockholder approval, a proposal to reduce the exercise price of outstanding options held by certain of our employees and consultants under the 2015 Plan and our prior equity incentive plans (collectively, the “Incentive Plans”) with current exercise prices in excess of  $3.50 per share to 110% of the higher of  (i) the average daily volume weighted average closing price of the our common stock on Nasdaq during the 20 trading days immediately preceding the date of the special meeting; and (ii) the closing price on the date of the special meeting. Neither of our named executive officers, Marc Rubin and Sunil Bhonsle, nor any members of the Board will participate in the Option Repricing.
We implemented and currently maintain the Incentive Plans for the benefit of employees, officers, and directors of Titan, as well as for others performing consulting or advisory services for us. The purpose of such plans was and is to provide incentives that will attract, retain and motivate high performing officers, employees and consultants by providing them with appropriate incentives to maximize stockholder value and contribute to the long-term success of our company.
We have historically granted stock options under the Incentive Plans consistent with the view that stock-based incentive compensation opportunities play a key role in our ability to recruit, motivate and retain qualified individuals. While our compensation packages generally include a number of different components, we believe that equity compensation is key to linking pay to performance as it encourages employees and consultants to work toward our success and aligns their interests with those of our stockholders by providing them with a means by which they can benefit from increasing the value of Titan’s stock.
As a research and development biopharmaceutical company that has been publicly traded for almost 23 years, the market price for Titan’s common stock has historically been volatile, reflecting the risks and uncertainties inherent in pharmaceutical product development programs. Perhaps most significant during our recent history has been the volatility associated with the unpredictable and lengthy Probuphine regulatory approval process and initial commercialization efforts, most notably the three-year delay in receiving FDA approval to commercialize the product and a product launch by a former licensee that missed the mark and led to the termination of that relationship and our reacquisition of U.S. and Canadian rights.
Since January 2011 through the Record Date, our share price has declined significantly from a high closing price of  $13.91 on February 5, 2013 to a low of  $0.17 on October 3, 2018. As of the Record Date, the closing price of our common stock was $0.27, whereas the weighted average exercise price of all 3,977,400 outstanding stock options as of that date was $3.00. Of such outstanding options, options to purchase an aggregate of 2,142,400 shares of our common stock, or 54% of the total outstanding options, are exercisable at prices ranging from $1.50 to $12.98. The Option Repricing would apply only to a subgroup of this last category of underwater options — i.e. options with exercise prices in excess of  $3.50 that are held by employees other than our named executive officers and by consultants (the “Employee Eligible Options”). This subgroup of options that we are seeking approval to reprice represents 18.4% of the total outstanding options, have a weighted average exercise price of  $5.44 (representing a 375% premium to the 52-week high price of  $1.45), were granted at various times between May 17, 2009 and February 13, 2017 and have a weighted average remaining life of approximately five years.
In summary, the Option Repricing has been tailored to:
•
apply only to options held by employees, consultants and non-executive officers;

•
exclude options held by any named executive officers or directors;

•
apply only to options priced above $3.50, which represents a 241% premium to our 52-week high and a 1,296% premium to the closing price on the Record Date;

•
apply to options with a remaining life substantially shorter than the standard 10-year exercise period that would apply to new option grants;

•
be at a premium to the market price and, accordingly, not immediately “in-the-money.”

Although we continue to believe that stock options are an important component of our compensation program, the substantially underwater Employee Eligible Options have a reduced incentive and possibly a negative effect on employee retention due to the marked difference between the exercise prices and the recent prices of our common stock. The Board believes that the Option Repricing, as designed, is in the best interest of stockholders and our company as Titan implements its commercialization strategy, a critical next step for us and our stockholders. The repriced stock options will reverse the condition of lost incentive and value, restore the retentive benefit of the affected stock options, and reduce or eliminate the need to grant replacement equity incentives, which would deplete the currently available share reserve under the 2015 Plan, or to grant replacement cash incentives, which would materially adversely affect our limited cash resources and, accordingly, our ability to implement our business plan. Most importantly, the Option Repricing will provide those employees with long careers at Titan the ability to participate along with our stockholders and new employees in the success we hope and expect to achieve in the future.
Terms of the Option Repricing
Pursuant to the approved Option Repricing, the exercise price of each outstanding stock option to acquire shares of our common stock granted under any of the Incentive Plans to employees (other than our named executive officers) and consultants of Titan with an exercise price at or above $3.50 per share will be amended to reduce such exercise price to 110% of the higher of  (i) the average daily volume weighted average closing price of the our common stock on The Nasdaq Stock Market during the 20 trading days immediately preceding the date of the special meeting; and (ii) the closing price on the date of the special meeting.
Participation in the Option Repricing is not voluntary or discretionary; all Employee Eligible Options outstanding under the Incentive Plans with an exercise price at or above $3.50 per share will be eligible for the repricing and accordingly, the exercise price of each such stock option will be automatically amended as described above, without any action required by the holder thereof. As of the Record Date, options to purchase an aggregate of 3,977,400 shares of common stock with a weighted average exercise price of  $3.00 were outstanding under the Incentive Plans and held by 35 individuals. Of such total amount, the Employee Eligible Options, when fully-vested, are exercisable to purchase an aggregate of 732,559 shares, or approximately 18.4%, of those outstanding stock options, have a weighted average exercise price of  $5.44 and a weighted average remaining life of approximately five years. We do not plan to issue new options to participants in the Option Repricing, if approved by stockholders, prior to our next annual meeting of stockholders.
Except for the reduction in the exercise price of the Employee Eligible Options described above, all outstanding stock options under the Incentive Plans will continue to remain outstanding in accordance with all of the current terms and conditions set forth in the Incentive Plans and the applicable award agreements.

Interest of Certain Persons in Matters to be Voted Upon
The following table sets forth certain information as of the Record Date about outstanding options granted under the Incentive Plans held by our officers and directors of the Company.
Name and Principal Position	Number of Options Outstanding	Percentage of Total Outstanding Options	Number of Options Eligible for Option Repricing	Percentage of Total Outstanding Options Eligible for Option Repricing
Marc Rubin Executive Chairman	703,640	17.7%	0	0
Sunil Bhonsle Chief Executive Officer	711,822	17.9%	0	0
Executive Group (two persons)	1,415,462	35.6%	0	0
Non-Executive Director Group (six persons)	165,915	4.2%	0	0
Non-Executive Officer Group (six persons)	1,297,279	32.6%	531,823	72.6%
All Other Employees and Consultants (21 persons)	1,098,744	27.6%	200,736	27.4%
Other than as described above, none of our officers and directors, nor any of their associates, has any interest in the actions for which we are seeking stockholder approval as described in this proxy statement except in their capacity as holders of our common stock (which interest does not differ from that of the other holders of our common stock).
Accounting Treatment of the Option Repricing
We have adopted the provisions of Financial Accounting Standards Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standard No. 123R) regarding accounting for share-based payments. Under Financial Accounting Standards Codification Topic 718, we will recognize any incremental compensation cost of the stock options subject to the Option Repricing. The incremental compensation cost will be measured as the excess, if any, of the fair value of the stock options immediately following the Option Repricing over the fair value of the stock options immediately prior to the Option Repricing.
Certain U.S. Federal Income Tax Consequences
For income tax purposes, the repricing of an option is treated as a new option granted as of the effective date of the repricing. The rules concerning the federal income tax consequences with respect to options granted pursuant to the Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.
Incentive Stock Options
In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and we will not realize an income tax deduction at either of such times. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to Titan.
If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of common stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of  (i) the fair market value of such shares of common stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).
Nonqualified Stock Options
A recipient will not realize any taxable income upon the grant of a nonqualified stock option and we will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of common stock. Subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), we will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.
Certain Other Tax Issues
In addition to the matters described above, (i) any entitlement to a tax deduction on the part of Titan is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the Incentive Plans may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of Titan subject to Section 16(b) of the Exchange Act, may be subject to special tax rules regarding the income tax consequences concerning their options.
The Incentive Plans are not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended, nor are they nor are they intended to be, qualified under Section 401(a) of the Code.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE OPTION REPRICING.

PROPOSAL NO. 3
APPROVAL OF THE 2015 PLAN AMENDMENT
On November 25, 2018, the Board adopted, subject to the receipt of stockholder approval, the Plan Amendment to increase the number of shares of common stock reserved for awards under the 2015 Plan from 3,500,000 to 10,000,000. The purpose of the Plan Amendment is to properly align the number of shares available for awards under the 2015 Plan with our outstanding capital stock and enable us to continue to use equity compensation as an integral part of our hiring and retention efforts in a very competitive environment. On the Record Date, we had 77,974,644 shares of common stock outstanding plus an additional 34,349,100 shares of common stock issuable upon exercise of  “in-the-money” warrants that were issued in the September 2018 public offering. The currently authorized shares under the 2015 Plan represent only 3.1% of our outstanding capital stock fully-diluted. If approved, the Plan Amendment will increase that percentage to 8.9%, which we believe is in line with market standards and will assist us in attracting the key employees and consultants that we believe we need to implement our sales and marketing strategy for Probuphine now that we have reacquired U.S. commercialization rights to the product and are transitioning to a commercial enterprise.
The table below shows the number of shares of common stock that would be authorized under the 2015 Plan as a result of the listed hypothetical Reverse Split ratios assuming the Plan Amendment is approved by stockholders:
Reverse Split Ratio	Number of Authorized Plan Shares Following the Reverse Split
1-for-3	3,333,333
1-for-4	2,500,000
1-for-5	2,000,000
1-for-6	1,666,666
The Plan Amendment will only become effective upon our receipt of stockholder approval of this Proposal No. 3.
The terms and number of stock options or other awards to be granted in the future under the 2015 Plan are to be determined in the discretion of the compensation committee of the Board. Since no determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to our executive officers or other eligible employees or non-employee directors cannot be determined at this time; however, we do not plan to issue additional awards under the 2015 Plan prior to our next annual meeting of stockholders (expected to be held in August 2019) to any employees of Titan who have options repriced if the Option Repricing is approved by our stockholders at the special meeting. See “Proposal No. 2. Approval of the Option Repricing.”
General Description of the 2015 Plan
The following is a summary of the material provisions of the 2015 Plan and is qualified in its entirety by reference to the complete text of the 2015 Plan, a copy of which is attached to this proxy statement as Annex A.
Administration.   The 2015 Plan is administered by the compensation committee of the Board, which consists of three members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and an “outside director” within the meaning of Code Section 162(m). Among other things, the compensation committee has complete discretion, subject to the express limits of the 2015 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2015 Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the 2015 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A.
Grant of Awards; Shares Available for Awards.   The 2015 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of Titan or its affiliates. We have reserved a total of 3,500,000 shares of common stock for issuance as or under awards to be made under the 2015 Plan. As of the Record Date, awards covering an aggregate of 2,859,000 shares of common stock were outstanding under the 2015 Plan. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2015 Plan. The number of shares of common stock for which awards may be granted under the 2015 Plan to a participant who is an employee in any calendar year is limited to 500,000 shares.
Currently, there are 29 employees and directors who would be entitled to receive stock options and/or shares of restricted stock under the 2015 Plan. Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2015 Plan as well. The number of stock options and/or shares of restricted stock to be granted to executives and directors cannot be determined at this time as the grant of stock options and/or shares of restricted stock is dependent upon various factors such as hiring requirements and job performance. However, we do not plan to issue new options to participants in the Option Repricing, if approved by stockholders, prior to our next annual meeting of stockholders.
Stock Options.   The 2015 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under the Code, or “nonqualified stock options” (“NQSOs”); provided, however, that ISOs may only be issued if our stockholders approve the 2015 Plan at the annual meeting. Stock options may be granted on such terms and conditions as the compensation committee may determine; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our company or a parent or subsidiary of our company). ISOs may only be granted to employees. In addition, the aggregate fair market value of our common stock covered by one or more ISOs (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.
Stock Appreciation Rights.   A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. SARs may be granted in tandem with, or independently of, stock options granted under the 2015 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.
Performance Shares and Performance Unit Awards.   Performance share and performance unit awards entitle the participant to receive cash or shares of our common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values.

Distribution Equivalent Right Awards.   A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of our common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award under the 2015 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award.
Restricted Stock Awards and Restricted Stock Unit Awards.   A restricted stock award is a grant or sale of common stock to the participant, subject to our right to repurchase all or part of the shares at their purchase price (or to require forfeiture of such shares if issued to the participant at no cost) in the event that conditions specified by the compensation committee in the award are not satisfied prior to the end of the time period during which the shares subject to the award may be repurchased by or forfeited to us. Our restricted stock unit entitles the participant to receive a cash payment equal to the fair market value of a share of common stock for each restricted stock unit subject to such restricted stock unit award, if the participant satisfies the applicable vesting requirement.
Unrestricted Stock Awards.   An unrestricted stock award is a grant or sale of shares of our common stock to the participant that is not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to Titan or an affiliate or for other valid consideration.
Change-in-Control Provisions.   In connection with the grant of an award, the compensation committee may provide that, in the event of a change in control, such award will become fully vested and immediately exercisable.
Repricing Prohibited.   Without stockholder approval or as a result of a change in control, the compensation committee does not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding option or stock appreciation right, or to grant any new award or make any payment of cash in substitution for or upon the cancellation of options and/or stock appreciation rights previously granted.
Amendment and Termination.   The compensation committee may adopt, amend and rescind rules relating to the administration of the 2015 Plan, and amend, suspend or terminate the 2015 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2015 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. We have attempted to structure the 2015 Plan so that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Code Section 162(m).
Certain Federal Income Tax Consequences of the 2015 Plan
The following is a general summary of the federal income tax consequences under current U.S. tax law to Titan and to participants in the 2015 Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options, stock appreciation rights, restricted stock, performance shares, performance units, restricted stock units, distribution equivalent rights and unrestricted stock. It does not purport to cover all of the special rules including special rules relating to limitations on the ability of the Company to deduct the amounts for federal income tax purposes of certain compensation, special rules relating to deferred compensation, golden parachutes, participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares of the Company’s common stock. For purposes of this summary it is assumed that U.S. Participants will hold their shares of the Company’s common stock received under the 2015 Plan as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the non-U.S. state or local income or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the 2015 Plan, or shares of the Company’s common stock issued pursuant thereto. All participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the 2015 Plan or shares of the Company’s common stock issued thereto pursuant to the 2015 Plan.

A U.S. Participant does not recognize taxable income upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the U.S. Participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price paid therefor under the NQSO, and the Company will generally be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Upon the exercise of an ISO, the U.S. Participant does not recognize taxable income. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant recognizes long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount. In addition to the tax consequences described above, a U.S. Participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the U.S. Participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price paid therefor under the ISO is a preference item for alternative minimum taxable income determination purposes. In addition, the U.S. Participant’s basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes.
A U.S. Participant does not recognize taxable income upon the grant of an SAR. The U.S. Participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.
A U.S. Participant does not recognize taxable income upon the receipt of a performance share award until the shares are received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares over any amount thereby paid for the shares, and the Company will generally be entitled to deduct such amount at such time.
A U.S. Participant does not recognize taxable income upon the receipt of a performance unit award, restricted stock unit award or dividend equivalent right award until a cash payment is received. At such time, the U.S. Participant recognizes ordinary compensation income equal to the amount of cash received, and the Company will generally be entitled to deduct such amount at such time.
A U.S. Participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares of stock at the time the restriction lapses over any amount paid timely for the shares. Alternatively, the U.S. Participant may elect to be taxed on the fair market value of such shares at the time of grant. The Company thereby will generally be entitled to a deduction at the same time and in the same amount as the income required to be included by the U.S. Participant.
A U.S. Participant recognizes ordinary compensation income upon receipt of the shares under an unrestricted stock award equal to the excess, if any, of the fair market value of the shares over any amount paid thereby for the shares, and the Company will generally be entitled to deduct such amount at such time.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2015 PLAN.

DIRECTOR COMPENSATION
The following table summarizes compensation that our non-employee directors earned during 2018 for services as members of our Board.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph A. Akers(2)	$57,500	$—	$—	$—	$—	$—	$57,500
Rajinder Kumar(3)	50,000	—	—	—	—	—	50,000
M. David MacFarlane(4)	60,000	—	—	—	—	—	60,000
James R. McNab, Jr.(5)	57,500	—	—	—	—	—	57,500
Federico Seghi Recli(6)	28,125	—	3,242	—	—	—	31,367
Scott A. Smith(7)	52,500	—	—	—	—	—	52,500

(1)
Valuation assumptions are found under “Titan Pharmaceuticals, Inc. Financial Statements — Notes to Financial Statements — Note 2 — Stock Plans” in the September 30, 2018 10-Q.

(2)
The aggregate number of option awards held at December 19, 2018 was 36,819.

(3)
The aggregate number of option awards held at December 19, 2018 was 15,000.

(4)
The aggregate number of option awards held at December 19, 2018 was 57,277.

(5)
The aggregate number of option awards held at December 19, 2018 was 36,819.

(6)
The aggregate number of option awards held at December 19, 2018 was 5,000.

(7)
The aggregate number of option awards held at December 19, 2018 was 15,000.

EXECUTIVE COMPENSATION
Overview
During 2018, the compensation packages of Dr. Rubin, our Executive Chairman, and Sunil Bhonsle, our Chief Executive Officer and President continued to reflect our current level of operations and resources. The key objectives for 2018 were to reacquire commercialization rights to Probuphine and build the infrastructure needed to transition to a commercial stage company and relaunch this product in the U.S., support Molteni in connection with its efforts to obtain authorization from the European Medicines Agency to market Probuphine in the European Union and expanding efforts to seek collaborators and other financial support for our ProNeura development programs. This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the year ending December 31, 2018. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year; however, we also describe compensation actions taken before the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.
Compensation Program Objectives and Philosophy
Our compensation committee currently oversees the design and administration of our executive compensation program. It reviews and approves all elements of compensation for each of our named executive officers taking into consideration recommendations from our principal executive officer (for compensation other than his own), as well as competitive market guidance. We define our competitive markets for executive talent to be the pharmaceutical and biotechnology industries in northern California. To date, we have utilized the Radford Biotechnology Surveys, a third party market specific compensation survey, and, when applicable, other independent third-party compensation consultants to benchmark our executive compensation.

The principal elements of our executive compensation program have historically been base salary, annual cash incentives, long-term equity incentives in the form of stock options or restricted stock awards, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites have consisted of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy has been to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance recognizing operational needs and limited financial resources during this period.
Base Salaries
During 2018, the base salary of our named executives was reflective of the availability of resources and level of continuing operations. Dr. Rubin received an annual salary of  $295,000 and Mr. Bhonsle received an annual salary of  $395,000.
As we continue to evaluate the strategic alternatives for us going forward and our related human resource requirements, our compensation committee will continue to review appropriate base salaries for our executive officers. In making its determination, the compensation committee will consider the time commitment necessary and the roles our executives will play in implementing our plans.
Long-term Equity Incentives
We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive award. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.
Historically, for our named executive officers, our stock option grants were of a size and term determined and approved by the compensation committee in consideration of the range of grants in the Radford Survey, generally falling within the 50 – 75% range outlined in the survey. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing stockholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. Generally, all grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates.
We do not time stock option grants to executives in coordination with the release of material non-public information. Our stock option grants have a 10-year contractual exercise term. In general, the option grants are also subject to the following post-termination and change in control provisions:
Event	Award Vesting	Exercise Term
• Termination by us for Reason Other than Cause, Disability or Death	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Termination for Disability, Death or Retirement	• Forfeit Unvested Options	• Earlier of: (1) 2 years or (2) Remaining Option Period
• Termination for Cause	• Forfeit Vested and Unvested Options	• Expire
• Other Termination	• Forfeit Unvested Options	• Earlier of: (1) 90 days or (2) Remaining Option Period
• Change in Control	• Accelerated*	• *

*
The compensation committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

Compensation Committee Interlocks and Insider Participation
No member of our compensation committee was, or has been at any time in the last 10 years, an officer or employee of Titan or any of our former subsidiaries. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of our company or another entity.
SUMMARY COMPENSATION TABLE
The following table shows information concerning the annual compensation for services provided to us by our Executive Chairman and our President and Principal Financial Officer for the periods set forth.
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options Awards ($)(1)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Marc Rubin, M.D. Executive Chairman	2018(3)	$295,000	$		$125,079	$—	$—	$420,079
	2017	295,000		—	207,100	—	—	502,100
	2016	285,000		73,000	245,311	—	—	613,311
Sunil Bhonsle CEO, President and Principal Financial Officer	2018(3)	395,000			125,079	—	—	520,079
	2017	395,000		—	236,686	—	91,881	723,567
	2016	395,000		96,000	276,323	—	—	767,323

(1)
Amounts shown represent the grant date fair value computed in accordance with FASB ASC 718. The assumptions used by us with respect to the valuation of option grants and stock awards are set forth in Note 2 of the Notes to Financial Statements in the September 30, 2018 10-Q.

(2)
Amounts shown represent the payment of accrued vacation compensation.

(3)
Amounts shown include amounts that will be paid to the executive between the Record Date and December 20, 2018.

GRANTS OF PLAN-BASED AWARDS
The following table shows information concerning grants of plan based awards to named executive officers during the year ended December 31, 2018.
Name	Grant Date	Approval Date(1)	Number of Shares of Common Stock Underlying Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Marc Rubin, M.D.	3/7/2018	3/06/2018	170,000(3)	$0.97	$125,079
Sunil Bhonsle	3/7/2018	3/06/2018	170,000(3)	$0.97	$125,079

(1)
All grants were approved by the compensation committee on the dates indicated.

(2)
Valuation assumptions are found in Note 2 of the Notes to Financial Statements in the September 30, 2018 10-Q.

(3)
These option grants vest as to 25% on the grant date and 25% on each of the three month, six month and nine month anniversaries of the grant date.

Employee Benefits Plans
The principal purpose of our stock incentive plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The stock option plans provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards.

2001 Stock Option Plan
In August 2001, we adopted the 2001 Employee Non-Qualified Stock Option Plan, or the 2001 NQ Plan, pursuant to which 318,182 shares of common stock were authorized for issuance for option grants to employees and consultants who are not officers or directors of Titan. The 2001 NQ Plan expired by its terms in August 2011. On the Record Date, options to purchase an aggregate of 173,463 shares of our common stock were outstanding under the 2001 NQ Plan.
2002 Stock Incentive Plan
In July 2002, we adopted the 2002 Stock Incentive Plan, or the 2002 Plan. Under the 2002 Plan, as amended, a total of approximately 1.3 million shares of our common stock were authorized for issuance to employees, officers, directors, consultants, and advisers. The 2002 Plan expired by its terms in July 2012. On the Record Date, options to purchase an aggregate of 519,651 shares of our common stock were outstanding under the 2002 Plan.
2014 Incentive Plan
In February 2014, our Board adopted the 2014 Incentive Plan, or the 2014 Plan, pursuant to which 454,546 shares of our common stock were authorized for issuance to employees, directors, officers, consultants and advisors. On the Record Date, options to purchase 257,103 shares of our common stock were outstanding under the 2014 Plan. No additional awards under the 2014 Plan will be made.
2015 Omnibus Equity Incentive Plan
In June 2015, our Board adopted and in August 2015 our stockholders approved the 2015 Omnibus Equity Incentive Plan, or the 2015 Plan. The 2015 Plan, as amended, authorized a total of 3.5 million shares of our common stock for issuance to employees, directors, officers, consultants and advisors. On the Record Date, options to purchase 2,859,000 shares of our common stock were outstanding under the 2015 Plan. See “Proposal No. 3. Approval of Plan Amendment.”
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table summarizes the number of securities underlying plan awards for each named executive officer to be outstanding as of December 31, 2018.
Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Marc Rubin, M.D.	2,729	—	4.34	5/17/2019
	18,182	—	4.34	5/17/2019
	51,818	—	4.34	5/17/2019
	111,819	—	4.34	5/17/2019
	27,273	—	7.70	4/15/2021
	45,455	—	6.32	1/3/2022
	36,364	—	3.30	3/16/2025
	90,900	—	5.10	12/14/2025
	79,100	—	5.10	2/02/2026
	61,250	8,750(1)	3.90	2/13/2027
	127,500	42,500(2)	0.97	3/7/2028

Name	Number of Securities Underlying Unexercised Awards (#) Exercisable	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Exercise Price ($)	Expiration Date
Sunil Bhonsle	1,819	—	4.34	5/17/2019
	18,182	—	4.34	5/17/2019
	56,364	—	4.34	5/17/2019
	70,910	—	4.34	5/17/2019
	36,364	—	7.70	4/15/2021
	54,546	—	6.32	1/3/2022
	43,637	—	3.30	3/16/2025
	90,900	—	5.10	12/14/2025
	89,100	—	5.10	2/02/2026
	70,000	10,000(1)	3.90	2/13/2027
	127,500	42,500(2)	0.97	3/7/2028

(1)
These option grants vest monthly over 24 months from the grant date.

(2)
These option grants vest as to 25% on the grant date and 25% on each of the three month, six month and nine month anniversaries of the grant date.

There were no option exercises by our named executive officers during 2018 through the Record Date.
Pension Benefits
We do not sponsor any qualified or non-qualified defined benefit plans.
Nonqualified Deferred Compensation
We do not maintain any non-qualified defined contribution or deferred compensation plans. The compensation committee, which is comprised solely of  “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests. We sponsor a tax qualified defined contribution 401(k) plan in which Dr. Rubin and Mr. Bhonsle participated.
Employment Agreements
In September 2016, we entered into two-year employment agreements with Dr. Rubin and Mr. Bhonsle providing for base annual salaries of  $295,000 and 395,000, respectively. In August 2018, the employment agreements were extended by six months. The employment agreements contain the following terms:
•
Bonuses.   The executive may, at the sole discretion of the board of directors or the compensation committee, be considered for an annual bonus of up to 50% of his then base salary, payable in cash or awards under the Company’s equity incentive plan.

•
Term; Termination.   The Employment Agreements have a 30-month term but may be terminated by the Company for any reason at any time. In the event of termination by the Company without cause or by the executive for good reason not in connection with a change of control, as those terms are defined in such agreements, the executive is entitled to (i) severance for the greater of 12 months or the balance of the term, (ii) a pro rata portion of any annual bonus, (iii) 12 months of COBRA payments, and (iv) the immediate accelerated vesting of any unvested restricted shares and stock options. In the event such a termination is within 30 days prior to or six months following a change of control, the executive is entitled to an additional six months of COBRA payments.

•
Restrictive Covenants.   The Employment Agreements contain one-year post-termination noncompetition and non-solicitation provisions.

•
Clawback.   The Employment Agreements contain a two-year post-termination clawback of benefits provision in the event of a restatement of financial results upon which such benefits were based.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth aggregate information regarding our equity compensation plans that will be in effect as of December 31, 2018:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrant and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by security holders	3,378,651	$2.69	641,000
Equity compensation plans not approved by security holders(1)(2)(3)	598,749	$4.72	—
Total	3,977,400	$3.00	641,000

(1)
Includes 173,463 shares underlying options granted to employees and consultants who are not officers or directors of Titan under our 2001 Employee Non-Qualified Stock Option Plan.

(2)
In May 2009, we granted 111,819 and 56,364 non-qualified stock options outside of our stock option plans to Dr. Rubin and Mr. Bhonsle, respectively, at an exercise price of  $4.34 that vested over 48 months from the grant date.

(3)
Includes 257,103 non-qualified stock options and restricted share awards granted to employees, directors and consultants under our 2014 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by our named executive officers; each of our directors; all of our current directors and executive officers as a group; and each stockholder known by us to own beneficially more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentage of beneficial ownership of our Common Stock is calculated based on an aggregate of 77,974,644 shares outstanding as of the Record Date. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated.
Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	Percent of Shares Beneficially Owned
Joseph A. Akers(2)	449,819	*%
Sunil Bhonsle(3)	1,502,084	1.9%
Rajinder Kumar(4)	15,000	*
M. David MacFarlane, Ph.D.(5)	239,552	*
James R. McNab, Jr.(6)	536,819	*
Marc Rubin, M.D.(7)	1,659,957	2.1%
Federico Seghi Recli(8)	804,595	1.0%
Scott Smith(9)	15,000	*
All executive officers and directors as a group (8) persons	5,222,826	6.5%

*
Less than one percent.

(1)
Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2)
Includes (i) 36,819 shares issuable upon exercise of outstanding options and (ii) 200,000 shares issuable upon exercise of outstanding warrants.

(3)
Includes (i) 711,822 shares issuable upon exercise of outstanding options, (ii) 300,000 shares issuable upon exercise of outstanding warrants and (iii) 54,684 shares held in a family trust for which he serves as trustee.

(4)
Includes 15,000 shares issuable upon exercise of outstanding options.

(5)
Includes (i) 57,277 shares issuable upon exercise of outstanding options and (ii) 80,000 shares issuable upon exercise of outstanding warrants.

(6)
Includes (i) 36,819 shares issuable upon exercise of outstanding options and (ii) 200,000 shares issuable upon exercise of outstanding warrants.

(7)
Includes (i) 703,640 shares issuable upon exercise of outstanding options and (ii) 400,000 shares issuable upon exercise of outstanding warrants

(8)
Includes 3,750 shares issuable upon exercise of outstanding options. Does not include 3,666,316 shares issuable upon conversion of notes and exercise of warrants held by L. Molteni & C. Dei Frattelli Alitti Società Di Esercizio S.P.A. Mr. Seghi Recli does not have voting or dispositive power over, and disclaims beneficial ownership of, such underlying shares, except to the extent of his direct pecuniary interest therein. The shares attributed to Molteni are subject to a 4.99% exercise limitation.

(9)
Includes 15,000 shares issuable upon exercise of outstanding options.

GENERAL
Management does not know of any matters other than those stated in this proxy statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
We will bear the cost of preparing, printing, assembling and mailing the proxy, proxy statement and other material which may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at our request. In addition to the solicitation of proxies by use of the mails, officers and regular employees of Titan may solicit proxies without additional compensation, by telephone or other electronic means. We may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies.
The annual meeting of stockholders for the fiscal year ending December 31, 2018 is expected to be held in August 2019. Any stockholder proposal intended to be included in our proxy statement and form of proxy for presentation at the 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us not later than May 6, 2019. As to any proposal submitted for presentation at the 2018 annual meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2018 annual meeting will be entitled to exercise discretionary authority on that proposal unless we receive notice of the matter on or before May 20, 2019.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. Titan’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.
We will only deliver one proxy statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this proxy statement and any future annual reports and proxy or information statements to any security holder at a shared address to which a single copy of this proxy statement was delivered, or deliver a single copy of this proxy statement and any future annual reports and proxy or information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our company at following address: 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
By Order of the Board of Directors,
/s/ Marc Rubin

Marc Rubin, M.D.
Executive Chairman of the Board of Directors
Dated: December 20, 2018

Annex A
2015 OMNIBUS EQUITY INCENTIVE PLAN

TITAN PHARMACEUTICALS, INC.
SECOND AMENDED AND RESTATED
2015 OMNIBUS EQUITY INCENTIVE PLAN

TITAN PHARMACEUTICALS, INC.
SECOND AMENDED AND RESTATED
2015 OMNIBUS EQUITY INCENTIVE PLAN
ARTICLE I
PURPOSE
The purpose of this Titan Pharmaceuticals, Inc. 2015 Omnibus Equity Incentive Plan (the “Plan”) is to benefit Titan Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and its stockholders, by assisting the Company to attract, retain and provide incentives to key employees and directors of, and consultants to, the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.
Article II
DEFINITIONS
The following definitions shall be applicable throughout the Plan unless the context otherwise requires:
2.1 “Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.
2.2 “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.
2.3 “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award.
2.4 “Board” shall mean the Board of Directors of the Company.
2.5 “Base Value” shall have the meaning given to such term in Section 14.2.
2.6 “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.7 “Change of Control” shall mean: (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):
(a)   Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;
(b)   The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock of the surviving corporation immediately after the Business Combination as immediately before;
(c)   The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;
(d)   The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock of the surviving corporation immediately after such liquidation as immediately before; or
(e)   Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).
2.8 “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.
2.9 “Committee” shall mean a committee comprised of two (2) or more members of the Board who are selected by the Board as provided in Section 4.1.
2.10 “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.
2.11 “Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.
2.12 “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
2.13 “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.
2.14 “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.15 “Effective Date” shall mean August 24, 2015 or such later date that the Plan is approved by the stockholders of the Company.
2.16 “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.
2.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.18 “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NASDAQ Stock Market (“NASDAQ”), as reported by NASDAQ, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NASDAQ or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.
2.19 “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
2.20 “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.
2.21 “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.
2.22 “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.
2.23 “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.24 “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.
2.25 “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.
2.26 “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.
2.27 “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.
2.28 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.

2.29 “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.
2.30 “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.
2.31 “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.
2.32 “Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.33 “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.
2.34 “Plan” shall mean this Titan Pharmaceuticals 2015 Omnibus Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.
2.35 “Qualified Performance-Based Award” shall mean an Award that is intended to qualify as “performance-based” compensation under Section 162(m) of the Code.
2.36 “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.
2.37 “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.38 “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.39 “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.40 “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.
2.41 “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.
2.42 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
2.43 “Shares” or “Stock” shall mean the common stock of the Company, par value $0.001 per share.
2.44 “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
2.45 “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.
2.46 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.47 “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof  (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
2.48 “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.
2.49 “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.
2.50 “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.
2.51 “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.
2.52 “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.
Article III
EFFECTIVE DATE OF PLAN
The Plan shall be effective as of the Effective Date.
Article IV
ADMINISTRATION
4.1 Composition of Committee.   The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, the Committee shall consist solely of two (2) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code (“Outside Directors”), (ii) “non-employee directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not (x) Outside Directors, the authority to grant Awards to eligible persons who are not (A) then “covered employees” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award, or (B) persons with respect to whom the Company wishes to comply with the requirements of Section 162(m) of the Code, and/or (y) Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.
4.2 Powers.   Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests (including acceleration of vesting), (vi) the form of any payment to be made pursuant to an Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the

Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.
4.3 Additional Powers.   The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.
4.4 Committee Action.   Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.
Article V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON
5.1 Authorized Shares and Award Limits.   The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed Three Million Five Hundred Thousand (3,500,000) Shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards granted to any one person during any calendar year, shall be Five Hundred Thousand (500,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with the exercise of Options or Stock Appreciation Rights to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including, but not limited to, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code, any Shares subject to Options or Stock Appreciation Rights that are canceled or re-priced.
5.2 Types of Shares.   The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.
Article VI
ELIGIBILITY AND TERMINATION OF SERVICE
6.1 Eligibility.   Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

6.2 Termination of Service.   Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:
(a)   The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:
(i)   If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;
(ii)   If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or
(iii)   If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.
(b)   In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.
6.3 Special Termination Rule.   Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.
6.4 Termination of Service for Cause.   Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

Article VII
OPTIONS
7.1 Option Period.   The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.
7.2 Limitations on Exercise of Option.   An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.
7.3 Special Limitations on Incentive Stock Options.   To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof  (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the Effective Date. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.
7.4 Option Agreement.   Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.
7.5 Option Price and Payment.   The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.
7.6 Stockholder Rights and Privileges.   The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.
7.7 Options and Rights in Substitution for Stock or Options Granted by Other Corporations.   Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.
7.8 Prohibition Against Re-Pricing.   Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.
Article VIII
RESTRICTED STOCK AWARDS
8.1 Award.   A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.
8.2 Terms and Conditions.   At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. Shares awarded pursuant to a Restricted Stock Award shall be represented by a share certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period, except that (i) the Holder shall not be entitled to delivery of the share certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the share certificate during the Restriction Period (with a share power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.
8.3 Payment for Restricted Stock.   The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
Article IX
UNRESTRICTED STOCK AWARDS
9.1 Award.   Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.
9.2 Terms and Conditions.   At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.
9.3 Payment for Unrestricted Stock.   The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.
Article X
RESTRICTED STOCK UNIT AWARDS
10.1 Award.   A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.
10.2 Terms and Conditions.   At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.
10.3 Distributions of Shares.   The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of an Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

Article XI
PERFORMANCE UNIT AWARDS
11.1 Award.   A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.
11.2 Terms and Conditions.   At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.
11.3 Payments.   The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.
Article XII
PERFORMANCE STOCK AWARDS
12.1 Award.   A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 11.3.
12.2 Terms and Conditions.   At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such

Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.
12.3 Distributions of Shares.   The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. If necessary to satisfy the requirements of Code Section 162(m), if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.
Article XIII
DISTRIBUTION EQUIVALENT RIGHTS
13.1 Award.   A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.
13.2 Terms and Conditions.   At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.
13.3 Interest Equivalents.   The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.
Article XIV
STOCK APPRECIATION RIGHTS
14.1 Award.   A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
14.2 Terms and Conditions.   At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
(a)   The excess of  (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by,
(b)   The number of Shares with respect to which the Stock Appreciation Right is exercised.
14.3 Tandem Stock Appreciation Rights.   If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:
(a)   The Base Value shall be equal to or greater than the per Share exercise price under the related Option;
(b)   The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);
(c)   The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
(d)   The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and
(e)   The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.
Article XV
RECAPITALIZATION OR REORGANIZATION
15.1 Adjustments to Shares.   The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.
15.2 Recapitalization.   If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of

Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.
15.3 Other Events.   In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 (and the Code Section 162(m) limit set forth therein) may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Shares subject to any Award shall be rounded to the nearest whole number.
15.4 Powers Not Affected.   The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
15.5 No Adjustment for Certain Awards.   Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.
Article XVI
AMENDMENT AND TERMINATION OF PLAN
The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.7 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code or to exempt the Plan or any Award from Section 409A of the Code).

Article XVII
MISCELLANEOUS
17.1 No Right to Award.   Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
17.2 No Rights Conferred.   Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.
17.3 Other Laws; No Fractional Shares; Withholding.   The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.
17.4 No Restriction on Corporate Action.   Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
17.5 Restrictions on Transfer.   No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except by will or by the laws of descent and distribution. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative.
17.6 Beneficiary Designations.   Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

17.7 Rule 16b-3.   It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
17.8 Section 162(m).   The following conditions shall apply if it is intended that the requirements of Section 162(m) of the Code be satisfied such that Awards under the Plan which are made to Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall constitute “performance-based” compensation within the meaning of Section 162(m) of the Code: Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code) and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre- or post-tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions (including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transaction. Performance criteria may be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i), the maximum aggregate amount that may be paid in cash during any calendar year to any one person (measured from the date of any payment) with respect to one or more Awards payable in cash shall be Ten Million Dollars ($10,000,000)].
17.9 Section 409A.   Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.
17.10 Indemnification.   Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
17.11 Other Benefit Plans.   No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
17.12 Limits of Liability.   Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.
17.13 Governing Law.   Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
17.14 Severability of Provisions.   If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.
17.15 No Funding.   The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.
17.16 Headings.   Headings used throughout the Plan are for convenience only and shall not be given legal significance.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF TITAN PHARMACEUTICALS, INC.
TO BE HELD ON JANUARY 23, 2019
Sunil Bhonsle, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as he shall determine, all of the shares of common stock of Titan Pharmaceuticals, Inc. that the undersigned would be entitled to vote, if personally present, at the 2019 special meeting of stockholders and any adjournment thereof.
Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2 and 3.
The board of directors recommends a vote FOR Proposals 1, 2 and 3.
1.
APPROVAL OF A REVERSE SPLIT IN AN AMOUNT BETWEEN 1-FOR-3 AND 1-FOR-6

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
APPROVAL OF THE OPTION REPRICING FOR OPTIONS WITH EXERCISE PRICES IN EXCESS OF $3.50 HELD BY EMPLOYEES AND CONSULTANTS OTHER THAN NAMED EXECUTIVE OFFICERS AND DIRECTORS

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
APPROVAL OF THE AMENDMENT TO THE TITAN PHARMACEUTICALS, INC. 2015 OMNIBUS INCENTIVE PLAN TO INCREASE THE AUTHORIZED SHARES FROM 3,500,000 TO 10,000,000 (pre-Reverse Split)

☐ FOR	☐ AGAINST	☐ ABSTAIN
Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.
Date: __________, 2019	Signature
Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.